EXHIBIT 5.1

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Tel: 215-963-5000

Fax: 215-963-5001

www.morganlewis.com

May 13, 2005

ARAMARK Corporation

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

Re:	ARAMARK Corporation

Registration Statement on Form S-8 relating to the

ARAMARK 2005 Stock Unit Retirement Plan

Ladies and Gentlemen:

We have acted as counsel to ARAMARK Corporation, a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to $30,000,000 of deferred compensation obligations of the Company (the “Deferral Obligations”) issuable under the ARAMARK 2005 Stock Unit Retirement Plan (the “2005 Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, the 2005 Plan and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Deferral Obligations to be originally issued by the Company to participants under the 2005 Plan have been duly authorized by the Company and, when issued and delivered by the Company to participants under the 2005 Plan in accordance with the terms of the 2005 Plan, will be legally binding obligations of the Company enforceable in accordance with the terms of the 2005 Plan.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP